UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2026

NANO DIMENSION LTD.

(Exact name of registrant as specified in its charter)

State of Israel

(State or Other Jurisdiction

of Incorporation)

001-37600	52-0029109
(Commission File Number)	(I.R.S. Employer Identification No.)

60 Tower Road Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
American Depositary Shares each representing one Ordinary Share par value NIS 5.00 per share (1) Ordinary Shares, par value NIS 5.00 per share (2)	NNDM	The Nasdaq Stock Market LLC
Rights to Purchase American Depositary Shares, each American Depositary Share representing one Ordinary Share, par value NIS 5.00 per share	NNDM	The Nasdaq Stock Market LLC

(1) Evidenced by American Depositary Receipts.

(2) Not for trading, but only in connection with the listing of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 15, 2026, Nano Dimension Ltd. (“Nano” or the “Company”) entered into a non-binding term sheet (the “Term Sheet”) with Infinite Epigenetics, Inc. (“Infinite”) setting forth certain material terms of a proposed business combination (the “Transaction”) between Nano and Infinite.

Pursuant to the Term Sheet and subject to the execution of definitive documentation (the “Definitive Agreement”), Nano or a successor public company would acquire all of the issued and outstanding equity interests of Infinite in exchange for an aggregate number of ordinary shares of Nano (or American Depository Shares representing the same) to be calculated based upon the exchange ratio described below. The Transaction may be structured as a merger, consolidation or otherwise, and will be mutually agreed upon between Nano and Infinite.

After giving effect to the Transaction, the equity holders of (a) Infinite immediately prior to the closing of the Transaction (including all option holders, warrant holders and convertible noteholders) would own a percentage of the equity of Nano, on a fully diluted basis, equal to the value ascribed to Infinite immediately prior to the Transaction divided by the value of Nano immediately after giving effect to the Transaction, and (b) Nano immediately prior to the closing of the Transaction (including in-the-money option holders and in-the-money warrant holders) would own a percentage of the equity of Nano, on a fully diluted basis, that is equal to the value ascribed to Nano immediately prior to the Transaction divided by the value of Nano immediately after giving effect to the Transaction. The equity holders of Nano immediately prior to the closing of the Transaction are expected to retain a meaningful minority ownership interest in Nano after giving effect to the Transaction.

For purposes of determining the ownership percentages set forth above, the valuation of (a) Infinite will be $890 million, less the Premium (as defined below), and (b) Nano will be equal to the sum of (i) 100% percent of Nano’s actual Net Cash (as defined in the Term Sheet) at the closing of the Transaction, plus (ii) a 20% premium of such amount (the “Premium”), plus (iii) an agreed upon valuation for Essemtec (estimated to be $20 million) and other remaining assets of Nano.

In addition, the Term Sheet contemplates a mechanism by which equity holders of Nano immediately prior to the closing of the Transaction would be entitled to benefit from any post-closing disposition of Nano’s legacy assets, businesses, technology and intellectual property and financial assets that are not taken into account in connection with determination of Net Cash (collectively, the “Legacy Assets”).

The Term Sheet provides that after giving effect to the consummation of the Transaction, the board of directors of Nano would be comprised of seven members, with Infinite having the right to designate four members of the board of directors; provided, that if, after giving effect to the consummation of the Transaction, those equity holders of Infinite immediately prior to giving effect to the consummation of the Transaction would own greater than 55% of Nano on a fully-diluted basis, then Infinite would have the right to designate five members of the board of directors.

Pursuant to the Term Sheet, in the event that the Definitive Agreement is not executed by the parties prior to the date of the conclusion of the next Nano Extraordinary General Meeting (the “EGM Date”), Nano will reimburse Infinite for its reasonable and documented out-of-pocket expenses of its legal counsel and accountants related to the Transaction up to an aggregate of $3 million; provided that Nano will only be required to reimburse Infinite for such expenses if (a) Infinite is ready, willing and able to execute the Definitive Agreement prior to the EGM Date on terms that are substantially the same as the terms set forth in the Term Sheet, and (b) Infinite has not, directly or indirectly, taken action or failed to act that materially contributed to causing the failure of the Definitive Agreement to be executed by the parties. If the Definitive Agreement is not executed by the EGM Date, the date on which Nano is required to reimburse Infinite may be extended if Infinite elects to continue to negotiate in good faith.

The Term Sheet contains a binding exclusivity provisions pursuant to which, for a period of 30 days, each of Nano and Infinite have agreed not to, directly or indirectly, (a) solicit, knowingly facilitate or knowingly encourage or induce the submission of any Acquisition Proposal (as defined in the Term Sheet), (b) participate in any discussions or negotiations regarding an Acquisition Proposal, or (c) approve or enter into a binding or non-binding agreement with any other person or entity to do or seek to do any of the foregoing or consummate any transaction that is the subject of any Acquisition Proposal. However, the exclusivity provision does not prohibit or in any other way affect Nano’s ability dispose of any of the Legacy Assets.

The foregoing description of the Term Sheet and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Term Sheet, which is furnished as Exhibit 99.1 hereto.

On June 15, 2026, Nano issued a press release and made available an investor presentation with respect to the execution of the Term Sheet. Additionally, on June 15, 2026, Nano and Infinite held a joint conference call and webcast with respect to the execution of the Term Sheet. A copy of the press release, the investor presentation and the transcript of the conference calls is furnished as Exhibits 99.2, 99.3 and 99.4 to this current report on Form 8-K, respectively.

The information contained in this Item 7.01 and in the accompanying Exhibits 99.1, 99.2, 99.3 and 99.4 shall not be incorporated by reference into any filing of Nano, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibits 99.1, 99.2, 99.3 and 99.4 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended

Forward Looking Statements.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding expectations on the timing, structure, economics and success of the Transaction, and all other statements other than statements of historical fact that address activities, events or developments that Nano intends, expects, projects, believes or anticipates will or may occur in the future. Forward-looking statements may be characterized by terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “continue,” “likely,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Nano’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Accordingly, Nano cautions shareholders that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The forward-looking statements contained or implied in this communication are subject to other risks and uncertainties, including, but not limited to (i) the risk that Nano and Infinite are unable to negotiate and enter into a definitive agreement for the Transaction; (ii) the risk that the conditions to the closing (including any necessary shareholder approvals) are not satisfied; (iii) uncertainties as to the timing of the consummation of the Transaction and the ability of each of Nano and Infinite to consummate the Transaction; (iv) effect of the announcement of the Transaction on the ability of Nano and Infinite to continue to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (v) risks related to the failure or delay in obtaining required approvals from any governmental or regulatory entity necessary to consummate the Transaction; (vi) changes in the exchange ratio that could cause Nano’s shareholders and Infinite’s stockholders to own more or less of the combined company than is currently anticipated; (vii) risks related to the market price of Nano’s shares relative to the value suggested by the Term Sheet; (viii) unexpected costs, charges or expenses resulting from the Transaction; (ix) the potential for the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Term Sheet, the Definitive Agreement and the other agreements entered into in connection therewith; (x) the possibility that Nano shareholders may never receive any proceeds in respect of the Legacy Assets; (xi) changes in demand for Nano’s or Infinite’s products and services; (xii) global market, political and economic conditions, and conditions in the countries in which Nano and Infinite operate; (xiii) the impact of changes in law and government regulations; (xiv) competition in the epigenetics health industry; (xv) the risk of litigation, including any proceedings that may be instituted against Nano or Infinite related to the Transaction; (xvi) the impact of rapid technological change in the epigenetics health industry; and (xvii) those discussed under the heading “Risk Factors” in Nano’s annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in any subsequent filings with the SEC.

Except as otherwise required by law, Nano undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this communication.

Additional Information and Where to Find It

The Company has filed a preliminary proxy statement and intends to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for an extraordinary general meeting of shareholders that will include, among other proposals, a proposal to approve on a non-binding advisory basis a resolution regarding the continuation of Nano Dimension’s strategic alternatives review process including any related transaction approved by the Board (the “Extraordinary General Meeting”). THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND THE ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

This current report on Form 8-K may be deemed to be solicitation material in respect of the Transaction. In connection with the Transaction, upon execution of the Definitive Agreement and pursuant to the terms thereof, Nano expects to file with the SEC a registration statement on Form S-4 that will contain a proxy statement of Nano that will constitute a prospectus with respect to Nano’s securities to be issued in the Transaction (the “Proxy Statement/Prospectus”). Nano may also file other documents with the SEC regarding the Transaction. This document is not a substitute for the Proxy Statement/Prospectus or any other document which Nano may file with the SEC. INVESTORS AND SECURITYHOLDERS OF NANO AND INFINTE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED BY NANO WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Following the execution of the Definitive Agreement, if at all, Nano shareholders and Infinite stockholders will also be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents containing important information about Nano, Infinite and the Transaction that will be filed with the SEC by Nano through the website maintained by the SEC at www.sec.gov. Following the execution of the Definitive Agreements, if at all, copies of the documents filed with the SEC by Nano will also be available free of charge on Nano’s website at https://investors.nano-di.com/sec-filings-1/default.aspx or by contacting Nano’s investor relations department by email at ir@nano-di.com.

Participants in the Solicitation

The Company, the President, Chief Executive Officer and Director, David Stehlin, and each of its non-employee directors (namely, Robert Pons; Phillip Borenstein; Dr. Joshua Rosensweig and Andrew Sriubas) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Extraordinary General Meeting. Information about the compensation of our non-employee Directors is set forth in the sections titled “Director Compensation” and “Director Compensation Table” in the Company’s Annual Report, at pages 54-56, and is available here. Information about the compensation of our President, Chief Executive Officer, and Director, David Stehlin, is set forth in the section titled “Executive Compensation” in the Annual Report, at pages 56-64, and is available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” in the Company’s Annual Report on pages 64-65 and is available here, and as updated in the filings referenced below. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on May 29, 2026 for Mr. Stehlin (available here) and June 12, 2026 (available here). Such filings are available on the Company’s website at https://investors.nano-di.com/sec-filings-1/default.aspx or through the SEC’s website via the links referenced above.

Updated information regarding the participants’ direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s preliminary proxy statement on Schedule 14A and will be set forth in the Company’s definitive proxy statement and other materials to be filed with the SEC in connection with the Extraordinary General Meeting.

Nano and its directors and executive officers may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from Nano’s shareholders in connection with the Transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Nano’s shareholders in connection with the Transaction will be set forth in the Proxy Statement/Prospectus on Form S-4 for the Transaction, which is expected to be filed with the SEC by Nano if Nano and Infinite enter into the Definitive Agreement. Investors and securityholders of Nano and Infinite are urged to read the Proxy Statement/Prospectus and other relevant documents that, if Nano and Infinite enter into the Definitive Agreement, will be filed with the SEC by Nano carefully and in their entirety when they become available because they will contain important information about the Transaction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Non-Binding Term Sheet, dated June 15, 2026, by and between Nano Dimension Ltd. and Infinite Epigenetics, Inc.

99.2	Press Release issued by the Company on June 15, 2026.

99.3	Investor Presentation dated June 15, 2026.

99.4	Transcript of Conference Call and Webcast held by Nano Dimension Ltd. and Infinite Epigenetics, Inc. on June 15, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Dimension Ltd. (Registrant)

Date: June 15, 2026	By:	/s/ John Brenton
John Brenton
Chief Financial Officer